Exhibit 11:

                             TranSwitch Corporation
                      Computation of Earnings per Share (1)
                                   (Unaudited)
                      (in thousands, except per share data)

                                             Three Months Ended  Nine Months Ended
                                                September 30,       September 30,
                                                1999     1998       1999     1998
                                                ----     ----       ----     ----
Basic earnings per share:
  Net income                                    9,975    1,921     17,740    3,502
                                               ======   ======     ======   ======
  Weighted average number of common shares
   outstanding during the period               25,871   21,401     25,156   20,552
                                               ------   ------     ------   ------

  Basic earnings per share                       0.39     0.09       0.71     0.17
                                               ======   ======     ======   ======

Diluted earnings per share:
  Net income                                    9,975    1,921     17,740    3,502
                                               ======   ======     ======   ======
  Weighted average number of common shares
   outstanding during the period               25,871   21,401     25,156   20,552

  Common stock issuable with respect to:
  Stock options and warrants                    2,096    1,251      2,242    1,317
                                               ------   ------     ------   ------

  Adjusted weighted average number of shares   27,967   22,652     27,398   21,869
   outstanding during the period               ======   ======     ======   ======

  Diluted earnings per share                    $0.36    $0.08      $0.65    $0.16
                                               ======   ======     ======   ======

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(1)   This exhibit should be read in connection with "Consolidated Statement of
      Stockholders' Equity" in Note 5 of Notes to Unaudited Consolidated Financial Statements.